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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): August 13, 2012

                              Adia Nutrition, Inc.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                  000-33625                     87-0618509
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                    4041 MacArthur Blvd., Suite 175, Newport Beach, CA 92660
               (Address of principal executive offices) (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 999-2709

                              PIVX SOLUTIONS, INC.
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 9.01(d) Financial Statements and Exhibits.

Adia Nutrition, Inc. (the "Company") filed a Notice of Termination of Registration on September 25, 2008 and therefore is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 (the "34 Act"). Nonetheless, the Company files this Current Report for the sole purpose of informing shareholders and the public of certain events. This filing is not intended to imply that the Company intends to become subject to the 34 Act or comply with any other disclosure or filing requirements thereof.




Exhibit 1.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2012

                                   Adia Nutrition, Inc.

                                   By: /s/ Wen Peng
                                       -------------------------------------
                                       Wen Peng, Chief Executive Officer and
                                       Chief Financial Officer

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EXHIBIT 1

Discussion about financial results for June 30, 2012

Statement of Operations

1.	The $49,219 of revenue for the six months ended June 30 represents sales of four flavor of probiotic drink mixes and two flavor of probiotic chews.
 In June, we introduced our Raspberry Lemonade Probiotic Drink Mix which
2.	We sold more than 3,500 units as of June 30, 2012.
3.	General and Administrative expense has decreased as salary expense decreased.
We switched one full time employee for an hourly accountant.
6.	As of the date of this filing, there are 71,899,861 shares outstanding.


Adia Nutrition, Inc.
Statement of Operations
For the six months ended June 30, 2012
(Unaudited)


Revenue
Sales	 			$50,906
Discount			(1,687)
Total Revenue	 		 49,219

Cost of Goods Sold	    	 29,585

Gross Profit	 		 19.634

Operating Expenses
Sales and Marketing	 	 36,933
General and Administrative	 73,274
Total Operating Expenses	110,207



Net Income/(Loss)		$(90,573)










CONTACT:
Adia Nutrition, Inc.
Mike Matsie
949.945.5384